Exhibit 1

Execution Version

DEALER MANAGER AGREEMENT

June 25, 2025

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, NY 10001

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

1. Invitations. The Republic of Peru (“Peru”) plans to make invitations (the “Invitations”) to holders of its 7.350% U.S. Dollar-Denominated Global Bonds due 2025 (the “2025 USD Bonds”), 2.392% U.S. Dollar-Denominated Global Bonds due 2026 (the “2026 USD Bonds”), 4.125% USD-Denominated Global Bonds due 2027 (the “2027 USD Bonds”), 2.844% USD-Denominated Global Bonds due 2030 (the “2030 USD Bonds”) and 2.783% USD-Denominated Global Bonds due 2031 (the “2031 USD Bonds” and, together with the 2025 USD Bonds, the 2026 USD Bonds, the 2027 USD Bonds and the 2030 USD Bonds, the “Eligible USD Bonds”), and 2.750% EUR-Denominated Global Bonds due 2026 (the “2026 EUR Bonds”), and 3.750% EUR-Denominated Global Bonds due 2030 (the “2030 EUR Bonds” and, together with the 2026 EUR Bonds, the “Eligible EUR Bonds”) to (i) submit offers to exchange Eligible USD Bonds for U.S. Dollar-Denominated Global Bonds due 2036 (the “New Bonds”) (the “Exchange Offer”) and/or (ii) tender Eligible USD Bonds and Eligible EUR Bonds for cash (the “Tender Offer”), on the terms and subject to the conditions set forth in the Invitation Materials (as defined in Section 4 hereof). The Eligible USD Bonds and the Eligible EUR Bonds are collectively referred to herein as the “Eligible Bonds.” Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Invitation Materials (as defined in Section 4 hereof).

2. Appointment as Joint Dealer Managers.

(a) Peru hereby engages and appoints each of BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Santander US Capital Markets LLC as exclusive Joint Dealer Managers (each, a “Joint Dealer Manager,” and collectively, the “Joint Dealer Managers” or “you”), and authorizes each of you to act as such on its behalf, in accordance with this Agreement and the Invitations including pursuant to your obligations as Joint Dealer Managers as set forth in this Agreement. You agree to (i) use your reasonable best efforts to solicit exchange offers and tender offers pursuant to the Invitations, (ii) communicate with brokers, dealers, commercial banks, trust companies and other persons, including the holders of the Eligible Bonds, with respect to the Invitations, and (iii) perform the duties ascribed to you in the Invitation Materials, all in accordance with your customary practices for these types of transactions.

(b) With respect to the Tender Offer, on the Settlement Date (as defined in Section 9 hereof), Peru agrees to pay promptly, in accordance with the terms of the Invitations, the applicable purchase price for the Eligible Bonds to the holders entitled thereto. Peru agrees not to purchase any Eligible Bonds during the term of this Agreement except pursuant to and in accordance with the Tender Offer or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.

3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies.

(a) None of the Joint Dealer Managers nor any of their affiliates, nor any partners, officers, directors, agents, employees or controlling persons (if any) of the Joint Dealer Managers or any of their affiliates shall have any liability (in tort, contract or otherwise) to Peru or any other person asserting claims on behalf of or in right of Peru for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than the Joint Dealer Managers) or any commercial bank or trust company that solicits exchange offers and tender offers. Further, no Joint Dealer Manager nor any of its affiliates, nor any partners, officers, directors, agents, employees or controlling persons (if any) of the Joint Dealer Managers or any of their affiliates shall have any liability (in tort, contract or otherwise) to Peru or any other person asserting claims on behalf of or in right of Peru for any losses, claims, damages, expenses or liabilities arising in connection with or as a result of either the Joint Dealer Managers’ engagement or any matter referred to in this Agreement except for any such losses, claims, damages, expenses or liabilities incurred by Peru or any other person asserting claims on behalf of or in right of Peru that are finally judicially determined by a court of competent jurisdiction to have resulted from such Joint Dealer Manager’s own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining exchange offers and tender offers, you, as Joint Dealer Managers, shall act as independent contractors, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of Peru, and you, as Joint Dealer Managers, are not to be deemed the agent of each other, Peru, any Dealer, commercial bank or trust company or any other person. It is understood that nothing in this Agreement nor the nature of the Joint Dealer Managers’ services shall be deemed to create a fiduciary duty or agency relationship between the Joint Dealer Managers and

Peru. Peru shall have sole and absolute authority for the acceptance or rejection of any and all exchange offers and tender offers. Peru further understands and agrees that each of the Joint Dealer Managers shall provide its services hereunder independently from the other Joint Dealer Managers and that no Joint Dealer Manager shall have any liability to Peru for any actions or omissions of the other Joint Dealer Managers.

(b) Peru hereby acknowledges and agrees that each Joint Dealer Manager (and its respective affiliates) is acting pursuant to this Agreement solely in its capacity as an arm’s length contractual counterparty to Peru in connection with the Invitations and not as a financial advisor or a fiduciary to, or an agent of, Peru or any other person. Additionally, no Joint Dealer Manager (nor any of their respective affiliates) is advising Peru or any other person as to any legal, tax, investment, accounting, insurance or regulatory matters in any jurisdiction. Peru shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Joint Dealer Managers (and their respective affiliates) shall have no responsibility or liability to Peru with respect thereto. Any review by the Joint Dealer Managers (and their respective affiliates) of Peru, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Joint Dealer Managers (and their respective affiliates) and shall not be on behalf of Peru.

(c) The parties acknowledge and agree that Joint Dealer Managers may perform certain of their services contemplated hereby through their respective affiliates, and any of such affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement. In each case, each of the Joint Dealer Managers shall be responsible for the payment of any fees and commission to their respective affiliates.

4. The Invitation Materials.

(a) In connection with the Invitations and in accordance with Section 4(b) hereto:

(i) Peru authorizes the Joint Dealer Managers to reproduce and distribute, as they may deem necessary or advisable, the Prospectus Supplement, the Base Prospectus (each as defined below), any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act of 1933, as amended (the “Securities Act”) used in connection with the Invitations (an “Issuer Free Writing Prospectus”), the Ministerial Resolution No. 311-2025-EF/52 authorizing the issuance of the New Bonds and the Exchange Offer and the Tender Offer, newspaper advertisements, and announcements to potential participants and press releases pursuant to Rule 134 under the Securities Act relating to the Invitations, and any forms, if necessary, of letters to brokers, dealers, commercial banks, trust companies and other nominees relating to the Exchange Offer and Tender Offer under the rules of The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking S.A. (the “Clearing Systems”) (collectively, including any amendments, supplements or documents incorporated by reference thereto provided by or on behalf of Peru in accordance with this Agreement, the “Invitation Materials”), for use by the Joint Dealer Managers in connection with the Invitations.

(ii) Peru further agrees to cause to be furnished to the Joint Dealer Managers (in New York City) with as many copies as the Joint Dealer Managers may reasonably request of the Invitation Materials. Peru shall cause to be delivered to each registered holder of any Eligible Bond, as soon as practicable, upon its request therefor, written or electronic copies of the appropriate Invitation Materials. Thereafter, to the extent practicable until the Expiration Date (as defined in Section 9 hereof), Peru shall use its best efforts to cause written or electronic copies of such Invitation Materials to be delivered to each person who becomes a holder of record of any Eligible Bond upon its request therefor.

(b) Peru shall not file, use, publish, amend or supplement any of the Invitation Materials, or prepare or approve any other offering material for use in connection with the Invitations, without the Joint Dealer Managers’ prior written consent, which consent shall not be unreasonably withheld. Except for any Issuer Free Writing Prospectus included in Annexes III, IV or V hereto and any free writing prospectus (as defined by Rule 405 under the Securities Act, a “Free Writing Prospectus”) containing customary information describing the preliminary and/or final terms of the Invitations or the New Bonds and prepared by the Joint Dealer Managers for use by the Joint Dealer Managers on Bloomberg screens or similar communications and which is not (i) an Issuer Free Writing Prospectus or (ii) a Free Writing Prospectus containing “Issuer information” (as defined by Rule 433(h)(2) under the Securities Act), no Joint Dealer Manager shall prepare, distribute, make available or approve any other press releases or other offering material (other than material prepared solely for the internal use of such Joint Dealer Manager) or external offering materials for use in connection with the Invitations without Peru’s consent, which consent shall not be unreasonably withheld. Peru agrees that a reasonable time prior to using or filing with any governmental agency, authority or instrumentality, domestic or foreign (each an “Agency”), any Invitation Materials (whether preliminary or otherwise), Peru will submit copies of such material to the Joint Dealer Managers for their approval, which approval shall not be unreasonably withheld. The Joint Dealer Managers agree that they shall not disseminate any external documents for use in connection with the Invitations without Peru’s prior review and written consent, which consent shall not be unreasonably withheld.

(c) Peru will advise the Joint Dealer Managers promptly of (i) the occurrence of any event which could cause Peru to withdraw, rescind, terminate, or modify the Invitations or would permit Peru to exercise any right not to exchange or pay for the Eligible Bonds tendered pursuant to the Invitations or not to issue the New Bonds, (ii) any requirement to amend or supplement any of the Invitation Materials, (iii) the issuance of any communication, comment or order relevant to the Invitations by any Agency (and, if in writing, will furnish the Joint Dealer Managers a copy thereof), (iv) its receipt of notice of any litigation or administrative or governmental action with respect to the Invitations, (v) any event or discovery of any fact, the occurrence or existence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (vi) any other information relating to the Invitations which the Joint Dealer Managers may from time to time reasonably request in the performance of the Joint Dealer Managers’ duties hereunder. At any time before Peru announces, on the Announcement Date (as defined in the Invitation Materials), the acceptance of any exchange offers or tender offers, Peru may, in its sole and absolute discretion: (x) terminate any of the Invitations; or (y) extend the Expiration Date. If Peru announces its acceptance of any or all of the exchange offers or tender offers, it will be obligated to settle such exchange offers and tender offers as applicable, subject only to the satisfaction of all of the conditions set forth in the Prospectus (as defined below). In addition, Peru may, at any time prior to the Expiration Date, amend the Invitations in any respect, subject to the consent of the Joint Dealer Managers (such consent not to be unreasonably withheld or delayed). The Joint Dealer Managers will promptly inform Peru of any litigation or administrative or governmental action with respect to the Invitations of which they become aware, provided that such communications are permitted under applicable laws and regulations.

(d) With respect to the Invitations, Peru agrees (i) to prepare one or more prospectus supplements in a form approved by the Joint Dealer Managers, such approval not to be unreasonably withheld, and to timely file each such prospectus supplement pursuant to Rule 424(b) under the Securities Act not later than the close of business of the U.S. Securities and Exchange Commission (the “Commission”) on the second Business Day (as defined herein) following the date such prospectus supplement is first used, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, relating to the terms of the Invitations; (ii) to advise the Joint Dealer Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus (as defined herein), any prospectus supplement or Free Writing Prospectus, of the suspension of the qualification of the New Bonds for invitation or sale in any jurisdiction in the United States or any jurisdiction described in the Prospectus under the caption “Jurisdictional Restrictions,” of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement (as defined in Section 9), the Prospectus, any prospectus supplement or Free Writing Prospectus relating to the issuance of the New Bonds or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus, any prospectus supplement or Free Writing Prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order and (iii) promptly from time to time during and following the Expiration Date, to take such action as you may reasonably request to qualify the Invitations and the New Bonds for offering and sale under the securities laws of such jurisdictions in the United States as the Joint Dealer Managers may reasonably request and to comply with such laws so as to permit the continuance of the Invitations and sales and dealings in the New Bonds in such jurisdictions for as long as may be necessary to complete the Invitations and the distribution of the New Bonds, provided that in connection therewith Peru shall not be required to file a general consent to service of process in any jurisdiction. With respect to any jurisdiction identified in the Prospectus under the caption “Jurisdictional Restrictions,” each of Peru and the Joint Dealer Managers shall take actions reasonably available to it or the Joint Dealer Managers, respectively, to permit the continuance of the Invitations and the distribution of the New Bonds.

(e) Peru agrees, if the delivery of a prospectus is required under the Securities Act (including any of the rules promulgated by the Commission thereunder) or by any applicable law at any time prior to the expiration of nine months after the time of issue of the Invitation Materials in connection with the Exchange Offer and Tender Offer and if at such time any event shall have occurred as a result of which the Invitation Materials as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Invitation Material is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act or any applicable law, to notify the Joint Dealer Managers and upon the Joint Dealer Managers’ request to prepare and furnish without charge to the Joint Dealer Managers and to any Dealer as many copies as the Joint Dealer Managers may from time to time reasonably request of amended Invitation Materials or a supplement to the Invitation Materials which will correct such statement or omission or effect such compliance; and in case the Joint Dealer Managers are required to deliver a prospectus in connection with sales of any of the New Bonds at any time nine months or more after the time of issue of the Invitation Materials, upon the request of the Joint Dealer Managers, to prepare and deliver to the Joint Dealer Managers as many copies as they may request of amended or supplemented Invitation Materials, as the case may be, complying with Section 10(a)(3) of the Securities Act.

5. Participation by Joint Dealer Managers and No Participation by Peru. Peru and you agree to the matters described in the Prospectus Supplement under the caption “Terms of the Invitations—Participation by the Joint Dealer Managers” and under the caption “Terms of the Invitations—No Participation by Peru.”

6. Compensation. Peru agrees to pay the Joint Dealer Managers, as compensation for their services as dealer managers in connection with the Invitations, an aggregate fee equal to 0.0375% of the aggregate principal amount of New Bonds issued in the Exchange Offer. Such fees shall be payable in U.S. dollars on the Settlement Date (as defined in Section 9 hereof) in immediately available funds, to an account or accounts in New York City designated by the Joint Dealer Managers and free and clear of any and all withholding or other similar taxes imposed by Peru and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, assessed by or within Peru or any authority therein or thereof having power to tax; if any such taxes are payable, the fees payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

7. Expenses. Peru and the Joint Dealer Managers agree to pay for costs and expenses incurred in connection with the transactions contemplated hereby as set forth in Schedule I hereto; provided, however, that this Section 7 shall in no way affect Peru’s and the Joint Dealer Managers’ obligations set forth in Section 12 of this Agreement. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly, without withholding tax or any deduction, no later than 30 days after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement. The parties shall perform their respective obligations set forth in this Section 7 regardless of whether (i) the Invitations are commenced, (ii) Peru terminates the Invitation prior to the Business Day following the Expiration Date, (iii) Peru issues any New Bonds pursuant to the Invitations or (iv) a Joint Dealer Manager withdraws pursuant to Section 11 hereof.

8. Information, Tender and Exchange Agent; Securityholder Lists.

(a) Peru will appoint Global Bondholder Services Corporation to serve as information, tender and exchange agent in connection with the Invitations (the “Information, Tender and Exchange Agent”). The Joint Dealer Managers are authorized to communicate directly with the Information, Tender and Exchange Agent (and any other agent designated or retained by Peru) with respect to matters relating to the Invitations.

(b) Peru agrees to cause to be furnished to the Joint Dealer Managers, to the extent the same is available to Peru, records or lists or copies thereof showing the names and addresses of, and principal amount of Bonds held by, the registered or beneficial owners of the Bonds as of a recent date. Peru shall use reasonable efforts to cause the Information, Tender and Exchange Agent to inform designated contact persons at each of the Joint Dealer Managers during each Business Day during the Invitations of exchange offers or tender offers received pursuant to the Invitations and such other information as the Joint Dealer Managers may reasonably require in connection with their services hereunder. The Joint Dealer Managers agree to use such information only in connection with the Invitations and not to furnish such information to any other person except in connection with the Invitations.

9. Representations, Warranties and Covenants of Peru. Peru represents and warrants and covenants to each of the Joint Dealer Managers that:

(a) As of the date the Invitations are commenced (the “Commencement Date”), as of the time and date the Invitations expire (the “Expiration Date”) and as of the date the Exchange Offer and the Tender Offer are settled (the “Settlement Date”), Peru meets the requirements for use of Schedule B under the Securities Act, and has filed with the Commission a registration statement on Schedule B (File No. 333-262067) relating to debt securities, warrants and units, including the New Bonds (together, the “Debt Securities”). Such registration statement, as amended through the date hereof, has been declared effective by the Commission. No stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. The base prospectus relating to the Debt Securities contained in such registration statement, as amended through the date hereof, is hereinafter called the “Base Prospectus.” The prospectus supplement dated June 25, 2025 relating to the Invitations filed with the Commission pursuant to Rule 424 under the

Securities Act is hereinafter called the “Prospectus Supplement.” Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement, each as amended or supplemented through the date hereof) is hereinafter called the “Registration Statement.” The Base Prospectus, as supplemented by the Prospectus Supplement, is herein called the “Prospectus”; any reference to either the Prospectus Supplement or the Base Prospectus as amended or supplemented shall be deemed to refer, as appropriate, to either the Prospectus Supplement or the Base Prospectus as amended or supplemented in relation to the Invitations in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Prospectus Supplement, the Base Prospectus or the Time of Sale Information (as defined below) shall be deemed to refer to and include any documents incorporated by reference therein as of the respective dates of the Prospectus Supplement and the Base Prospectus.

(b) As of the Commencement Date, the Expiration Date and the Settlement Date, the Registration Statement and the Prospectus, and any amendment or supplement thereto complied and will comply, in all material respects, with the requirements of the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the time of its effectiveness and will not, as of the Expiration Date and the Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented with respect to the Invitations as of the applicable filing date thereof, as of the Commencement Date, the Expiration Date and the Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Peru makes no representations or warranties with respect to any statements or omissions contained in the Invitations made in reliance upon and in conformity with information furnished in writing to Peru by the Joint Dealer Managers expressly for use in the Prospectus with respect to the Invitations, pursuant to Section 12 hereof.

(c) For purposes hereof, the “Time of Sale” is the time at which Peru announces its acceptance of any or all of the exchange offers and tender offers submitted pursuant to the Invitations (which unless extended or earlier terminated by Peru shall be 3:00 P.M., New York City time, on July 2, 2025), subject only to the satisfaction of all of the conditions set forth in the Prospectus. The Prospectus, together with each Issuer Free Writing Prospectus listed on Annex III hereto and any additional Issuer Free Writing Prospectuses used prior to the Time of Sale pursuant to Section 10 hereof that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information, as of the Time of Sale (collectively, the “Time of Sale Information”), will when taken as a whole, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus based upon and in conformity with the information furnished in writing to Peru by you expressly for use therein.

(d) The electronic road show, if any, when taken together with the Time of Sale Information, at the Time of Sale did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus based upon and in conformity with the information furnished in writing to Peru by the Joint Dealer Managers expressly for use therein, pursuant to Section 12 hereof. Each Issuer Free Writing Prospectus listed on Annexes III, IV and V hereto did not and will not conflict with the information contained in the Registration Statement or the Prospectus.

(e) The Time of Sale Information complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the U.S. federal securities laws and the laws of those jurisdictions in which the Joint Dealer Managers are authorized to make exchange offers and tender offers pursuant to this Agreement. The Time of Sale Information, including the information incorporated by reference therein, does not contain nor will it contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that Peru makes no representations or warranties with respect to any statements or omissions contained in the Time of Sale Information made in reliance upon and in conformity with information furnished in writing to Peru by the Joint Dealer Managers expressly for use in the Time of Sale Information as amended or supplemented with respect to the Invitations, pursuant to Section 12 hereof.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of Peru, otherwise than as set forth in or contemplated in the Registration Statement, the Prospectus or the Time of Sale Information.

(g) Peru has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Peru hereunder and to make and consummate the Invitations, and to perform and observe the provisions of this Agreement and all other documents to be executed and delivered by Peru hereunder on its part to be performed or observed.

(h) The execution and delivery of this Agreement and all other documents to be executed and delivered by Peru hereunder have been duly authorized and have been or will be duly executed and delivered by Peru; the consummation of the Invitations (including any provisions for payments by Peru) has been duly authorized by Peru; this Agreement constitutes a valid and binding agreement of Peru enforceable against Peru in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and additionally subject, as to Section 12 hereof, to any limitations imposed by the securities laws of any applicable jurisdiction.

(i) The New Bonds have been duly authorized, and, when executed, authenticated, issued and delivered pursuant to the Invitation Materials and the indenture, dated as of August 25, 2015, among Peru, The Bank of New York Mellon, as trustee (the “Trustee”), and The Bank of New York Mellon S.A./N.V., Luxembourg Branch, as Luxembourg paying agent (the “Indenture”), will have been duly executed, authenticated, issued and delivered. The New Bonds, which will be substantially in the form thereof in the Indenture, upon due authentication by the Trustee, will constitute valid and legally binding obligations of Peru entitled to the benefits provided by the Indenture. The Indenture has been duly authorized, executed and delivered and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j) No Governmental Approval (as defined below) is required for the due execution, delivery and performance by Peru of this Agreement, the Invitation Materials, the Indenture or the New Bonds, or the issuance and delivery of the New Bonds as contemplated in this Agreement, or for the validity or enforceability of this Agreement, the Invitation Materials, the Indenture or the New Bonds against Peru, other than those Governmental Approvals that have been duly obtained and are in full force and effect on the date hereof and all of which will be in full force and effect on the Settlement Date and provided that, only in respect of the performance of the New Bonds, any payment of principal or interest arising from such performance is and will be included by Peru in the Budget Law (as defined herein) corresponding to the fiscal year in which such payment is to be due. “Governmental Approval” means any approval, authorization, permit, consent, exemption or license and other action of or by, and any notice to or filing or registration with, Peru, any Governmental Agency (as defined below) or any other governmental authority or agency or regulatory or administrative body of Peru or any political subdivision thereof or therein (including, without limitation, any thereof relating to budget approvals and exchange controls).

(k) There is no constitutional provision, or any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon Peru, or any provision of any contract, agreement or instrument to which Peru or any Governmental Agency (as defined below) is a party, which would be materially contravened or breached, or which would result in the creation of any lien or encumbrance, or under which a default would arise or a moratorium in respect of any obligations of Peru or any Governmental Agency be effected, as a result of the execution and delivery by Peru of this Agreement, the Invitation Materials, the Indenture or the

New Bonds, or the issuance and delivery of the New Bonds as contemplated in this Agreement, or as a result of the performance or observance by Peru of any of the terms of this Agreement, the Invitation Materials, the Indenture or the New Bonds. “Governmental Agency” means each agency, department, ministry, authority, municipality, statutory corporation or statutory body or judicial entity of Peru or any political subdivision thereof or therein, now existing or hereafter created, and any bank, corporation or other legal entity owning 51% or more of the capital or voting stock or other ownership interest of which is now or hereafter owned or controlled, directly or indirectly, by Peru or by any state or municipality of Peru.

(l) The New Bonds, when duly authenticated by the Trustee, will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru and will be backed by the full faith and credit of Peru for the due and punctual payment of the principal of and interest on the New Bonds and the performance of the covenants therein contained. The New Bonds will at all times rank equal in right of payment, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated indebtedness.

(m) There is no pending or, to the knowledge of Peru, threatened action or proceeding affecting Peru or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Peru or its ability to perform its obligations under this Agreement, the Invitation Materials, the Indenture or the New Bonds, which purports to affect the legality, validity or enforceability of this Agreement, the Invitation Materials, the Indenture or the New Bonds, except as otherwise disclosed in the Invitation Materials.

(n) Other than as set forth in the Invitation Materials, Peru is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed, and Peru has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial condition of Peru or its ability to perform its obligations under Agreement, the Invitation Materials, the Indenture or the New Bonds, or which is otherwise material to the rights of the holders of the New Bonds; the issue and sale of the New Bonds and the compliance by Peru with all of the provisions of this Agreement, the Invitation Materials, the Indenture or the New Bonds and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Constitution of Peru, as amended to the date hereof, any statutes, laws, decrees or regulations of Peru, or any treaty, convention or material agreement to which Peru is a party and which default, in each case or in the aggregate, would have a material adverse effect on the financial, fiscal or economic condition of Peru or its ability to perform its obligations under this Agreement, the Invitation Materials, the Indenture or the New Bonds or which is otherwise material to the rights of the holders of the New Bonds.

(o) The transactions contemplated in this Agreement in connection with the Exchange Offer do not violate the terms of any previous issuances of securities by Peru.

(p) As soon as practicable after the Commencement Date, Peru will have made appropriate arrangements, to the extent applicable, with the Clearing Systems to allow for the book-entry movement of the tendered Eligible Bonds to be exchanged between the Clearing Systems participants and the Information, Tender and Exchange Agent.

(q) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Peru of this Agreement, the Invitation Materials, the Indenture or the New Bonds, it is not necessary that this Agreement, the Invitation Materials, the Indenture, the New Bonds or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Peru or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of this Agreement, the Invitation Materials, the Indenture, the New Bonds or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Peruvian law in respect of this Agreement, the Invitation Materials, the Indenture, the New Bonds or any other document or instrument hereunder or thereunder brought before the Peruvian courts, provided that the admissibility into evidence and enforceability before a Peruvian court or authority of any document executed in a language other than Spanish (including judgments) requires such document to be (i) officially translated to Spanish and certified by a duly authorized public translator in Peru; and (ii) if issued in any country other than in Peru (x) which is a signatory country of the Hague Apostille Convention that has not opposed Peru’s accession thereto, prior legalization by apostille before the competent authority in the country wherein it was issued, or (y) which is not a signatory country of the Hague Apostille Convention or has opposed Peru’s accession thereto, legalized before a notary public, the Ministry of Foreign Affairs of such country, the competent Peruvian consulate and before the Peruvian Ministry of Foreign Affairs (Ministerio de Relaciones Exteriores del Perú).

(r) There is no stamp, tax, levy, deduction, charge or withholding imposed by Peru or any political subdivision or taxing authority thereof or therein in connection with (i) the execution, delivery or enforcement of this Agreement, the Indenture, or the New Bonds, (ii) the issuance of the New Bonds, (iii) on any payment to be made by Peru thereunder or under the New Bonds, or (iv) the purchase or exchange of the Eligible Bonds.

(s) Neither Peru nor any person acting on its behalf has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the New Bonds or the price of any other security of Peru to facilitate the offering or the sale or resale of the New Bonds. Neither Peru nor any person acting on its behalf has issued, or will issue, without the prior consent of the Joint Dealer Managers, any stabilization announcement referring to the proposed issue of New Bonds, provided that no representation or warranty is given by Peru with respect to any of the actions of the Joint Dealer Managers.

(t) This Agreement and the Indenture are, and upon authentication by the Trustee, the New Bonds will be, in proper legal form under the laws of Peru for the enforcement thereof in Peru against Peru. Any judgment issued by a New York court under this Agreement, the Indenture, or the New Bonds will be recognized as legally binding and may be, following an exequatur procedure in Peru for the recognition of the New York judgment, enforced or executed in Peru against Peru without the local court reopening the case; provided that the following requirements are met: (i) the judgment does not resolve matters under the exclusive jurisdiction of Peruvian courts (such as matters involving Peruvian real estate property); (ii) such court had jurisdiction under its own conflicts of law rules and under general principles of international procedural jurisdiction; (iii) the defendant was served in accordance with the laws of the place where the proceeding took place, was granted reasonable opportunity to appear before such foreign court, and was guaranteed due process rights; (iv) the judgment has the status of res judicata as defined in the jurisdiction of the court rendering such judgment; (v) there is no pending litigation in Peru between the same parties for the same dispute, which shall have been initiated before the commencement of the proceeding that concluded with the foreign judgment; (vi) the judgment is not incompatible with another judgment that fulfills the requirements of recognition and enforceability established by Peruvian law and such foreign judgment was rendered first; (vii) the judgment is not contrary to public order or good morals; (viii) it is not proven that such foreign court denies enforcement of Peruvian judgments or engages in a review of the merits thereof; (ix) such judgment has been (a) duly apostilled by the competent authority of the jurisdiction of the issuing court, in the case of jurisdictions that are party to the Hague Apostille Convention and have not opposed Peru’s accession thereto, or (b) certified by Peruvian consular authorities, in the case of jurisdictions that are not party to the Hague Apostille Convention or have opposed Peru’s accession thereto; and, is accompanied by a certified and officially translated copy of such judgment into Spanish by a duly authorized public translator in Peru; and, (x) the applicable court taxes and fees have been paid. Notwithstanding the above, the execution by Peruvian courts of any judgment ordering payment of any principal or interest arising from the New Bonds by Peru will be subject to availability of funds according to the statute passed by the Peruvian Congress setting forth the budget corresponding to the fiscal year in which such payment is to be due (the “Budget Law”).

(u) Peru is not aware that any of Standard & Poor’s Ratings Services (“Standard & Poor’s”), Fitch Ratings, Inc. (“Fitch”) or Moody’s Investors Service, Inc. (“Moody’s”) has made any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru’s debt securities; and Peru has not been informed by any of Standard & Poor’s, Fitch or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Peru’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru’s debt securities.

(v) The statements with respect to matters of Peruvian law and taxation set forth in the Invitation Materials are correct in all material respects.

(w) Peru has made or will make any arrangements necessary to be made by it to permit payment of cash and settlement to occur through the Clearing Systems on the Settlement Date in the manner described in the Prospectus.

(x) Peru agrees that it will not announce the acceptance of any exchange offers or tender offers on or prior to the Announcement Date unless each of the conditions set forth in Section 11 hereof to be satisfied on or prior to such date has been satisfied or waived by the Joint Dealer Managers.

(y) Peru will make generally available to its security holders as soon as practicable but in no event later than 24 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), a statement in the English language of the revenues and expenditures of Peru covering the first full fiscal year of Peru commencing after the date hereof which will satisfy Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(z) Peru agrees (i) to deliver the New Bonds and pay promptly, as appropriate and in accordance with the terms and subject to the conditions of the Invitation Materials, the cash due in respect of rounding for the Eligible USD Bonds accepted by it pursuant to the Exchange Offer and (ii) to pay promptly, as appropriate and in accordance with the terms and subject to the conditions of the Invitation Materials, the purchase price for the Eligible Bonds accepted by it pursuant to the Tender Offer.

(aa) From the date hereof through the period ending 15 days after the Settlement Date, Peru will ensure that no other dollar-denominated debt securities of Peru (other than debt securities with a maturity of one year or less) are placed or sold in the international capital markets, directly or indirectly on its behalf, in any manner which might, in the reasonable opinion of the Joint Dealer Managers, have a detrimental effect on the successful offering and distribution of the New Bonds, unless the Joint Dealer Managers otherwise agree in writing. Peru will cause the Eligible Bonds acquired by it pursuant to the Invitations to be cancelled in accordance with their terms.

(bb) From the date hereof through the period ending 15 days after the Settlement Date, Peru will not offer, sell, contract to sell or otherwise dispose of any Eligible Bonds acquired by it pursuant to the Exchange Offer or Tender Offer, other than by delivering Eligible Bonds to the Trustee for cancellation, without the prior written consent of the Joint Dealer Managers.

(cc) Peru agrees that an application will be made within 30 days of the Settlement Date to admit the New Bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on its Euro MTF Market.

(dd) Peru is a member of, and is eligible to use the general resources of, the International Monetary Fund (the “IMF”), the Inter-American Development Bank (the “IDB”) and the International Bank for Reconstruction and Development (the “World Bank”). The IMF, the IDB and the World Bank have not limited, pursuant to their Articles of Agreement or Rules and Regulations, the use by Peru of the general resources of the IMF, the IDB or the World Bank.

(ee) Neither Peru, nor, to the knowledge of Peru, any agent of Peru is currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

(ff) The execution and delivery of this Agreement, the Indenture, the issuance and delivery of the New Bonds, the performance of the terms of the New Bonds and the transactions under the Invitation Materials constitute private and commercial acts rather than public or governmental acts, as such terms are defined under the U.S. Foreign Sovereign Immunities Act of 1976 (and as interpreted by applicable case law). Under the laws of Peru, neither Peru nor any of its property, except for (i) property held by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public domain property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru’s accounts held in the Peruvian financial system that constitute public domain property, has any immunity from jurisdiction of any court or from set-off or from execution, attachment or any other legal process. The waivers of immunity by Peru contained in this Agreement, the Indenture and the New Bonds, the appointment of the process agent in this Agreement, the Indenture and the New Bonds, the consent by Peru to the jurisdiction of the courts specified in this Agreement, the Indenture and the terms and conditions of the New Bonds and the provision that the laws of the State of New York govern this Agreement, the Indenture and the New Bonds, are irrevocably binding on Peru.

(gg) The Indenture conforms, and the New Bonds will conform, in all material respects, to the descriptions thereof contained in the Prospectus; and the statements made under the captions “Description of the New Bonds” in the Prospectus Supplement and “Description of the Securities” in the Base Prospectus constitute, insofar as they purport to summarize the terms of the New Bonds, accurate, complete and fair summaries in all material respects of such terms.

10. Free Writing Prospectuses.

(a) Peru represents and agrees that it has not made and will not make any offer relating to the Invitations that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the Joint Dealer Managers’ prior oral or written consent and that Annexes III, IV and V hereto are a complete list of any Issuer Free Writing Prospectuses for which Peru has received such consent;

(b) Peru has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) Peru agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, Peru will give the Joint Dealer Managers prompt notice thereof, and if the Joint Dealer Managers so request, will prepare and furnish without charge to each of the Joint Dealer Managers an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to Peru by you expressly for use therein.

11. Conditions to Joint Dealer Managers Obligations. Each of the Joint Dealer Managers shall be entitled to withdraw as a Joint Dealer Manager in connection with the Invitations, at any time, if any of the conditions set forth in this Section 11 is not met, and obligations of the Joint Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a) All representations and warranties and other statements of Peru contained herein are now, and on the Settlement Date and at all times during the Invitations and until settlement of the issuance of the New Bonds pursuant to the Invitations on the Settlement Date, will be, true and correct in all material respects.

(b) Peru at all times during the Invitations shall have performed all of its obligations hereunder theretofore required to have been performed.

(c) The Prospectus, as amended or supplemented with respect to the Invitations, shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(d) hereof. No stop order suspending the effectiveness of the Registration Statement or any part thereof or the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for the purpose shall have been initiated or threatened by the Commission. All requests for additional information on the part of the Commission shall have been complied with to the Joint Dealer Managers’ reasonable satisfaction. Any Issuer Free Writing Prospectus contemplated by Section 10 hereof, and any other material required to be filed by Peru pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 of the Securities Act.

(d) On the Commencement Date and the Settlement Date, Davis Polk & Wardwell LLP, the Joint Dealer Managers’ United States counsel, shall have furnished to the Joint Dealer Managers such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the New Bonds, the Registration Statement, the Prospectus and such other related matters as the Joint Dealer Managers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions, Davis Polk & Wardwell LLP may assume all matters of Peruvian law covered by the opinions referred to in Section 11(e) hereof.

(e) On the Commencement Date and the Settlement Date, Estudio Rubio, Leguía, Normand S. Civil de R.L., the Joint Dealer Managers’ special Peruvian counsel, shall have furnished to the Joint Dealer Managers such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of this Agreement, the New Bonds, the Registration Statement, the Prospectus and such other related matters as the Joint Dealer Managers may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may assume all matters of United States Federal and New York law covered by the opinions referred to in Section 11(d) hereof.

(f) On the Commencement Date and the Settlement Date, J&A Garrigues Perú S. Civil de R.L., the Peruvian counsel for Peru, shall have furnished to the Joint Dealer Managers their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex I hereto. In rendering such opinion, such counsel may state that their opinion is limited to matters of Peruvian law and that as to all matters of United States Federal and New York law, counsel may rely upon the opinion referred to in Section 11(g) hereof;

(g) On the Commencement Date and the Settlement Date, Baker & McKenzie LLP, United States counsel for Peru, shall have furnished to the Joint Dealer Managers their written opinion, dated the respective date of delivery thereof, in form and substance satisfactory to you, addressing the matters set forth in Annex II attached hereto. In rendering such opinion, such counsel may state that their opinion is limited to the Federal laws of the United States and the laws of the State of New York and may rely upon the opinion referred to in Section 11(f) hereof.

(h) Peru shall have furnished to the Joint Dealer Managers, on the Commencement Date and the Settlement Date, a certificate in English, dated the respective date of delivery thereof, of a duly authorized official of Peru, in which such official shall state that, to the best of his or her knowledge after reasonable investigation: (i) the representations and warranties of Peru in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of this Agreement and of such certificate (other than such representations and warranties which are made as of a specified date), (ii) Peru has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate, and (iii) no proceeding has been initiated, or to the best of his or her knowledge, threatened to restrain or enjoin the making of the Invitations; or the issuance or delivery of the New Bonds pursuant to the Invitation Materials or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Invitations will be effected or the New Bonds will be issued pursuant thereto or to question the validity of the Invitations or the New Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in relevant part.

(i) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change, or any prospective material adverse change, in or affecting the financial, economic, fiscal or political condition of Peru, in Peruvian currency exchange rates or exchange controls, or in Peruvian taxation affecting the Tender Offer or the New Bonds, otherwise than as set forth in or contemplated in the Prospectus and the Time of Sale Information, the effect of which, in any such case, is in the Joint Dealer Managers’ judgment such as to make it impracticable or inadvisable to proceed with the Invitations or the purchase of Eligible Bonds, or the delivery of the New Bonds or exchange of the Eligible USD Bonds on the terms and in the manner contemplated by the Prospectus as amended or supplemented.

(j) Subsequent to the execution and delivery of this Agreement and on or prior to the Settlement Date there shall not have occurred any of the following (if the effect of any such event in the Joint Dealer Managers’ judgment makes it impracticable or inadvisable to proceed with the Tender Offer or the issuance or the delivery of the New Bonds on the terms and in the manner contemplated by the Invitation Materials, on each of the date hereof and on or prior to the Settlement Date, or would materially and adversely affect the international financial markets or the market for the New Bonds): (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Euro MTF Market of the Luxembourg Stock Exchange or the Luxembourg Stock Exchange; (ii) a suspension or material limitation in trading any securities of Peru on any international exchange; (iii) a general moratorium on commercial banking activities in New York or Peru declared by either United States or New York State authorities or authorities of Peru, respectively, or a material disruption in the commercial banking or securities settlement or clearance services in the United States or elsewhere; (iv) the outbreak or escalation of hostilities involving the United States or Peru or the declaration by the United States or Peru of a national emergency or war; or (v) the occurrence of any calamity or crisis or change in the existing financial, political or economic conditions in the United States, Peru or elsewhere.

(k) On or after the date hereof and on or prior to the Settlement Date (i) no downgrading shall have occurred in the rating accorded Peru’s debt securities by Standard & Poor’s, Fitch or Moody’s; (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Peru’s debt securities; (iii) Peru will not have been aware that any of Standard & Poor’s, Fitch or Moody’s has announced that it will have under surveillance or review, with possible negative implications, its rating of any of Peru’s debt securities; and (iv) Peru will not have been informed by Standard & Poor’s, Fitch or Moody’s that it intends or is contemplating any downgrading in any rating accorded to Peru’s debt securities or any announcement that it will have under surveillance or review, with possible negative implications, its rating of any of Peru’s debt securities.

(l) A duly authorized official of Peru shall have furnished to the Joint Dealer Managers on the Commencement Date and the Settlement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date and as of the date of such certificate, the Registration Statement and any further amendment thereto made by Peru did not, and do not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of the date of the Prospectus Supplement, the Prospectus and any further amendment or supplement thereto made by Peru did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that, as of the Time of Sale, the Time of Sale Information and any further amendment or supplement thereto made by Peru did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; that all statistical information in the Registration Statement, the Prospectus and the Time of Sale Information and any further amendment or supplement thereto is presented on a basis consistent with public official documents of Peru; and that, as of the date of such certificate, neither the Prospectus nor the Time of Sale Information nor any further amendment or supplement thereto made by Peru contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement, the Prospectus or the Time of Sale Information or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to Peru in writing by the Joint Dealer Managers expressly for use in the Registration Statement, the Prospectus or the Time of Sale Information or any amendment or supplement thereto, pursuant to Section 12 hereof.

(m) Peru shall have furnished to the Joint Dealer Managers on each of the Commencement Date and the Settlement Date such further information, certificates and documents as the Joint Dealer Managers may reasonably request.

12. Indemnification and Contribution.

(a) Peru agrees (i) to indemnify and hold each of the Joint Dealer Managers and their respective affiliates harmless against any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any amendment or supplement to any of the foregoing, or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Peru shall not be liable in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to Peru by the applicable Joint Dealer Manager expressly for use therein; it being understood and agreed that the only such information shall be the respective names and addresses of the Joint Dealer Managers, which have been provided by and are the sole responsibility of the respective Joint Dealer Manager; or (B) which arises out of or is based upon any breach by Peru of any representation, warranty, covenant or failure to comply with any agreement set forth herein; or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure by Peru to make or consummate the Invitations; and (ii) to indemnify and hold each of the Joint Dealer Managers and the Joint Dealer Managers’ affiliates, agents, directors, officers and employees or controlling persons harmless against any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against the Joint Dealer Managers or the Joint Dealer Managers’ affiliates in connection with each of the Joint Dealer Managers’ acting as a Joint Dealer Manager in connection with the Invitations, or that arise in connection with any other matter referred to in this Agreement, except to the extent that any such loss, damage, expense, liability or claim referred to in this clause (ii) results from the applicable Joint Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement, as finally judicially determined by a court of competent jurisdiction. Peru also agrees to indemnify and hold each of the Joint Dealer Managers and their respective affiliates harmless against and to promptly reimburse each of the Joint Dealer Managers for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by each of the Joint Dealer Managers and their respective affiliates in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to Peru whether or not resulting in any liability, and any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of Peru. Peru also agrees that, except as provided in Section 12(b) hereof, none of the Joint Dealer Managers nor any of their respective affiliates, nor any partners, directors, officers, agents, employees or controlling persons (if any), as the case may be, of the Joint Dealer Managers or any of their respective affiliates, shall have any liability, in tort or contract or otherwise, to Peru or any person asserting a claim on behalf of or in the right of Peru, in each case for or in connection with any matter referred to in this Agreement, except to the extent that any loss, damage, expense, liability or claim incurred by Peru is finally judicially determined by a court of competent jurisdiction to have resulted from such Joint Dealer Manager’s gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.

(b) Each of the Joint Dealer Managers severally and not jointly will indemnify and hold harmless Peru against any loss, claim, damage, reasonable and documented expense or liability to which Peru may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, reasonable and documented expense or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any other Invitation Materials or any amendment or supplement to any of the foregoing, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Invitation Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to Peru by the Joint Dealer Managers expressly for use therein, it being understood and agreed that the only such information shall be the respective names and addresses of the Joint Dealer Managers, which have been provided by and are the sole responsibility of the respective Joint Dealer Manager; and will reimburse Peru for any legal or other reasonable and documented expenses reasonably incurred by Peru in connection with investigating or defending any such action within a reasonable time after such expenses are incurred and an itemized statement thereof, in reasonable detail, has been submitted to the Joint Dealer Managers.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to defend effectively against such action. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) in the indemnified party’s reasonable judgment the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party . No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld or delayed) effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d) If the indemnification provided for in this Section 12 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative economic benefits received by the indemnifying party on the one hand and the indemnified party on the other from the Invitations. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Peru on the one hand and the Joint Dealer Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Peru on the one hand and the Joint Dealer Managers on the other shall be deemed to be in the same proportion as the aggregate principal amount of (i) the New Bonds issued by Peru pursuant to the Exchange Offer and (ii) the Eligible Bonds acquired by Peru pursuant to the Tender Offer bears to the maximum aggregate fee to be paid to the Joint Dealer Managers pursuant to Section 6 of this Agreement as a result of the Invitations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Peru on the one hand or the Joint Dealer Managers on the other and Peru’s or the Joint Dealer Managers’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Peru and the Joint Dealer Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Joint Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing, no Joint Dealer Manager shall be required to pay any amount in excess of the amount paid to such Joint Dealer Manager pursuant to Section 6 hereof. Any obligation in this subsection (d) to contribute are several in proportion to the applicable Joint Dealer Managers’ obligations hereunder and not joint.

(e) The obligations of Peru under this Section 12 shall be in addition to any liability which Peru may otherwise have, shall extend, upon the same terms and conditions, to the affiliates, partners, directors, agents, employees and controlling persons (if any), as the case may be, of each indemnifying party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Peru, the Joint Dealer Managers, any such affiliate and any such person.

13. Termination and Survival of Certain Provisions.

(a) This Agreement may be terminated (a) by the Joint Dealer Managers (i) upon a withdrawal by them as Joint Dealer Managers under the terms hereof or (ii) if Peru determines or acts to terminate, withdraw or suspend the Invitations prior to consummation thereof or (b) by Peru if it determines or acts to terminate or withdraw the Invitations prior to consummation thereof;

(b) The agreements contained in Sections 6, 7, 12, 15 and 16, the agreements contained in Section 6 hereof (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of Peru set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitations or the termination or assignment of this Agreement, (b) any investigation made by or on behalf of any indemnified party, and (c) the completion of the Joint Dealer Managers’ services hereunder.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Joint Dealer Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Joint Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Joint Dealer Manager that is a Covered Entity or a BHC Act Affiliate of such Joint Dealer Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Joint Dealer Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 14, the following terms will have the meanings assigned to them below:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with , 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Consent to Jurisdiction.

(a) Peru agrees that any suit, action or proceeding against it or its properties, assets or revenues with respect to this Agreement (a “Related Proceeding”) shall be brought exclusively in the courts of the State of New York in the Borough of Manhattan or the United States District Court of the Southern District of New York in the Borough of Manhattan (the “Specified Courts”). Peru also agrees that any judgment obtained in the Specified Courts arising out of any Related Proceeding may be enforced or executed in any other court of competent jurisdiction whatsoever (in the case of Peru, upon completion of an exequatur proceeding), and any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction (all such courts other than Specified Courts being called herein “Other Courts”), by means of a suit on the judgment or in any other manner provided by law; provided, however, that, in respect of such enforcement or execution by Peruvian courts of any such judgment ordering any payment by Peru, such payment is included in the Budget Law corresponding to the fiscal year in which such payment is to be due (but Peru will use its best efforts to cause such payment to be included in such Budget Law). Peru hereby irrevocably submits to the exclusive jurisdiction of the Specified Courts for the purpose of any Related Proceeding and, solely for the purpose of enforcing or executing any judgment referred to in the preceding sentence (a “Related Judgment”), of the Specified Courts and each Other Court.

(b) Peru agrees that service of all writs, process and summonses in any Related Proceeding or any suit, action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon C T Corporation System, presently located at 28 Liberty Street, 13th floor, New York, New York 10005, as its authorized agent (the “Process Agent”), and Peru irrevocably appoints the Process Agent as its agent to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Peru agrees to maintain an agent with offices in New York to act as its Process Agent, so long as any of the New Bonds remain outstanding unless and until the appointment of a successor Process Agent and such successor’s acceptance of such appointment shall have occurred. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(c) Peru irrevocably consents to and waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in the Specified Courts or to the laying of venue of any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or Other Courts, and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

(d) To the extent that Peru or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding at any time brought against Peru or any of its revenues, assets or properties, or with respect to any suit, action or proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in the Specified Courts or in any jurisdiction in which any Other Court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Peru irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States; provided, however, that Peru hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under the United States securities laws or any state securities laws). In addition, to the extent that Peru or any of its revenues, assets or properties shall be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien or any similar right or remedy, and to the extent that there shall be attributed, in any jurisdiction, such an immunity, Peru hereby irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the Agreement.

(e) The submission to jurisdiction and the waiver of immunity by Peru contained herein is for the exclusive benefit of the Joint Dealer Managers (and their affiliates) and shall not extend to any other persons.

(f) Notwithstanding anything to the contrary contained in this Agreement, neither the appointment of C T Corporation System or an authorized agent for service of process nor the waiver of immunity by Peru set forth above shall be interpreted to include suits, actions or proceedings brought under the U.S. federal securities laws or state securities laws, provided that such reservations are without prejudice to the rights of the Joint Dealer Managers to indemnification and contribution set forth herein.

(g) Each Joint Dealer Manager, on the one hand, and Peru, on the other hand, waive any right to trial by jury in any suit, action or proceeding or claim with respect to its engagement as Joint Dealer Manager or its role in connection herewith.

16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars, Peru will indemnify each Joint Dealer Manager against any loss incurred by such Joint Dealer Manager as a result of any variation as between (A) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (B) the rate of exchange at which a Joint Dealer Manager is able to purchase U.S. dollars with the amount of Judgment Currency actually received by such Joint Dealer Manager on the Business Day following the receipt of payment on such judgment or order. The foregoing indemnity shall constitute a separate and independent obligation of Peru and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

17. Severability; Time of Essence.

(a) If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Invitations and the agreements contained herein are not affected in any manner adverse to any party.

(b) Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day when banking institutions in New York, Lima and London are open for business.

18. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts of this Agreement or any such document may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Peru, the Joint Dealer Managers and the other indemnified parties, and each of their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

20. Governing Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York except that authorization and execution of this Agreement by Peru will be governed by the laws of Peru.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended except in writing executed by the parties hereto.

22. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(a) If to the Joint Dealer Managers:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group

E-mail: dl.us.liability.management@us.bnpparibas.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: +1 (646) 291-1469

Attention: General Counsel

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

Attention: Global Liability Management

Email: tmg.americas@us.hsbc.com

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Facsimile: +1 (212) 407-0930

Attention: Liability Management

With a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Ave.

New York, New York 10017

United States

Facsimile: +1 (212) 701-5091

Attention: Pedro J. Bermeo

(b) If to Peru:

Ministerio de Economía y Finanzas del Perú

Jr. Junín No. 319

Lima, Perú

Telephone: +51 1 311-5931

Attention: General Director of the General Directorate of Public Treasury

With a copy (which shall not constitute notice) to:

Baker & McKenzie LLP

452 Fifth Avenue

New York, New York 10018

Attention: Arturo Carrillo, Esq.

Telephone: +1 (212) 626-4100

Facsimile: +1 (212) 310-1600

[Signature Pages Follow]

Please indicate your willingness to act as Joint Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours, REPUBLIC OF PERU

By:	/s/ Guadalupe Pizarro Matos
Name:Guadalupe Pizarro Matos
Title:Acting General Director General Directorate of Public Treasury Ministry of Economy and Finance

[Signature Page to Dealer Manager Agreement]

Accepted as of the date first set forth above:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Joyce Lam
Name: Joyce Lam
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
Name: Alexei Remizov
Title: Managing Director

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

[Signature Page to Dealer Manager Agreement]

Schedule I

Expense Allocation for the Invitations

(Pursuant to Section 7 of the Dealer Manager Agreement)

Category of Expense	Joint Dealer Managers’ Share	Peru’s Share
Fees and Disbursements of Joint Dealer Managers’ Counsel(a)	100%
Fees and Disbursements of Peru’s Counsel(b)		100%
Joint Dealer Managers’ Roadshow Expenses and Investor Functions	100%
Net Roadshow Expenses	100%
Luxembourg Listing, including Luxembourg Stock Exchange Fees		100%
Trustee (including Trustee’s counsel fees)		100%
Information, Tender and Exchange Agent and Clearing Systems		100%
Process Agent Fees		100%
Announcement Tombstones and Advertisements (Placed at Launch; other than those legally required)		100%
Announcement Tombstones and Advertisements (Placed at Launch; legally required)		100%
Printing/Mailing of Invitation Materials		100%
Jurisdictional Analysis and Related Memorandum (including fees and disbursements of Peru’s and/or Joint Dealer Managers’ counsel in each jurisdiction)		100%
SEC Filing Fees		100%

(a) Includes fees and disbursements of Davis Polk & Wardwell LLP, as the Joint Dealer Managers’ United States counsel, and Estudio Rubio, Leguía, Normand S. Civil de R.L., as the Joint Dealer Managers’ Peruvian counsel.

(b) Includes fees and disbursements of J&A Garrigues Perú S. Civil de R.L., as Peru’s Peruvian counsel, and Baker & McKenzie LLP, as Peru’s United States counsel, and any other United States or foreign counsel retained by Peru in connection with the transactions contemplated hereby.

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Annex I

Form of Opinion of J&A Garrigues Perú S. Civil de R.L.

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Annex II

Form of Opinion of Baker & McKenzie LLP

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Annex III

Form of Announcement Press Release

Republic of Peru Announces Exchange and Tender for Eligible Bonds and Issuance of New Bonds

LIMA, Peru, [●] [●], 2025 — The Republic of Peru (“Peru”) announced today the commencement of offers to (i) exchange certain of Peru’s outstanding U.S. dollar-denominated bonds, as set forth in the table below (the “Eligible USD Bonds”) for a new series of U.S. dollar-denominated global bonds due 2036 (the “New Bonds”) (collectively, the “Exchange Offers” and each, an “Exchange Offer”) and/or (ii) purchase for cash the Eligible USD Bonds and certain of Peru’s outstanding Euro-denominated bonds, as set forth in the table below (the “Eligible EUR Bonds”) (collectively, the “Cash Tender Offers” and each, a “Cash Tender Offer”). The Eligible USD Bonds and the Eligible EUR Bonds are referred to collectively herein as the “Eligible Bonds.” The Exchange Offers and Cash Tender Offers are referred to collectively herein as the “Offers.” The Offers are being conducted upon terms and subject to certain conditions set forth in the prospectus supplement dated [●] [●], 2025 (the “Prospectus Supplement”) and the accompanying prospectus (the “Prospectus”).

Series of Eligible USD Bonds	Outstanding Principal Amount		CUSIP	ISIN	Purchase Price(1)			Exchange Consideration(1)
7.350% USD-Denominated Global Bonds due 2025	U.S.$	424,614,000	715638AS1	US715638AS19	$	[	●]	To be announced
2.392% USD-Denominated Global Bonds due 2026	U.S.$	346,221,000	715638 DE9	US715638DE95	$	[	●]	To be announced
4.125% USD-Denominated Global Bonds due 2027	U.S.$	617,667,000	715638 BU5	US715638BU55	$	[	●]	To be announced
2.844% USD-Denominated Global Bonds due 2030	U.S.$	645,446,000	715638 DA7	US715638DA73	$	[	●]	To be announced
2.783% USD-Denominated Global Bonds due 2031	U.S.$	3,207,050,000	715638 DF6	US715638DF60	$	[	●]	To be announced

(1)

Per U.S.$1,000 principal amount of Eligible USD Bonds validly tendered and accepted for exchange or purchase. Holders whose Eligible USD Bonds are validly tendered and accepted for exchange or purchase pursuant to the Offers will also receive accrued interest on their Eligible USD Bonds as described below, which will be paid in U.S. dollars.

Series of Eligible EUR Bonds	Outstanding Principal Amount	ISIN	Purchase Price(1)
2.750% EUR-Denominated Global Bonds due 2026	€844,749,000	XS1315181708	€	[	●]
3.750% EUR-Denominated Global Bonds due 2030	€935,004,000	XS1373156618	€	[	●]

(1)

Per €1,000 principal amount of Eligible EUR Bonds validly tendered and accepted for purchase. Holders whose Eligible EUR Bonds are validly tendered and accepted for purchase pursuant to the Cash Tender Offers will also receive accrued interest on their Eligible EUR Bonds, which will be paid in euros.

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In the Exchange Offers, the exchange consideration (the “Exchange Consideration”) offered for each U.S.$1,000 principal amount of Eligible USD Bonds is the applicable principal amount of New Bonds to be announced by Peru as soon as reasonably practicable after the pricing of the New Bonds being concurrently offered for cash, via a press release to the news media. The coupon for the New Bonds will be announced at the same time.

In addition to the Exchange Consideration, holders of Eligible USD Bonds that are accepted for exchange pursuant to the Exchange Offers will also receive Exchange Offer Accrued Interest (as defined in the Prospectus Supplement), which will be payable in cash on the settlement date of the Exchange Offers and will be rounded to the nearest cent (U.S.$0.01).

In the Cash Tender Offers, the price (the “Purchase Price”) payable per U.S.$1,000 principal amount for Eligible USD Bonds and per €1,000 principal amount for Eligible EUR Bonds that are tendered by holders and accepted pursuant to the Cash Tender Offers is the applicable cash amount set forth in the applicable table above in the column labeled “Purchase Price.”

In addition to the Purchase Price, holders of Eligible Bonds that are accepted for tender pursuant to the Cash Tender Offers will also receive Tender Offer Accrued Interest (as defined in the Prospectus Supplement), which will be payable in cash on the settlement date of the Cash Tender Offers.

THE OFFERS WILL COMMENCE AT APPROXIMATELY 8:00 A.M., NEW YORK CITY TIME, ON [●] [●], 2025. THE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [●] [●], 2025, UNLESS EXTENDED OR EARLIER TERMINATED BY PERU, IN ITS SOLE AND ABSOLUTE DISCRETION (THE “EXPIRATION DATE”).

Each Exchange Offer and Cash Tender Offer is made as a separate, independent offer. The Offers are not conditioned upon any minimum participation of any series of Eligible Bonds. Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru. In addition, Peru reserves the right, in its sole and absolute discretion to modify in any manner, any of the terms and conditions of the Offers. Peru will determine a maximum exchange amount and a maximum purchase amount for the Exchange Offers and Cash Tender Offers, respectively, as part of this process.

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Tenders of Eligible Bonds for exchange or cash, as applicable, may be submitted only by direct participants in Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”), or Clearstream Banking, S.A. (“Clearstream”) (each, a “Direct Participant”), in compliance with applicable law. If holders of Eligible Bonds wish to tender or exchange their Eligible Bonds pursuant to the Offers, the holders, the custodial entity or the Direct Participant (as the case may be) through which such holders hold their Eligible Bonds must tender, on or prior to the Expiration Date, by properly instructing the applicable clearing system (DTC, Euroclear or Clearstream) in accordance with the procedures and deadlines established by such clearing system.

Eligible Bonds tendered for exchange or cash pursuant to the Offers may only be withdrawn prior to the Withdrawal Deadline (as defined in the Prospectus Supplement), but not thereafter, and in accordance with the procedures specified in the Prospectus Supplement.

Peru is making the Offers only in those jurisdictions where it is legal to do so. The Offers are void in all jurisdictions where such Offers are prohibited. If materials relating to the Offers come into your possession, you are required by Peru to inform yourself of and to observe all of these restrictions.

Peru has filed a registration statement (including the Prospectus) and the Prospectus Supplement with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the Prospectus in that registration statement and other documents Peru has filed with the SEC for more complete information about Peru and the Offers. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. Alternatively, Peru or any participating joint dealer manager will arrange to send you the Prospectus or the Prospectus Supplement if you request it by calling BNP Paribas Securities Corp. at +1 (888) 210-4358, Citigroup Global Markets Inc. at +1 (800) 558-3745, HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM or Santander US Capital Markets LLC at +1 (855) 404-3636.

The materials relating to the Offers do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law.

FURTHER INFORMATION

The Information and Exchange Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

United States of America

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774

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Toll free: (855) 654-2015

Email: contact@gbsc-usa.com

https://www.gbsc-usa.com/peru

The Issuer for the Offers is:

Ministerio de Economía y Finanzas del Perú

Jr. Junín No. 319

Lima, Perú

Email: subastas@mef.gob.pe

DISCLAIMER

The Prospectus Supplement and accompanying Prospectus is not for release, publication or distribution to any person located or resident in any jurisdiction where it is unlawful to distribute the Prospectus Supplement and accompanying Prospectus. Persons into whose possession the Prospectus Supplement and accompanying Prospectus comes are required by Peru, the joint dealer managers and the Information and Exchange Agent to inform themselves about, and to observe, any such restrictions.

This announcement is neither an offer to purchase nor the solicitation of an offer to sell any of the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Offers are made solely pursuant to the Prospectus Supplement dated the date hereof and the accompanying Prospectus.

The New Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (11) or Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Bonds or otherwise making them available to retail investors in the EEA has been prepared; therefore, offering or selling the New Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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The Prospectus Supplement has been prepared on the basis that any offer of New Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of New Bonds.

This announcement must be read in conjunction with the Prospectus Supplement and accompanying Prospectus. This announcement and the Prospectus Supplement and accompanying Prospectus contain important information which should be read carefully before any decision is made with respect to any Offer. If any holder of Eligible Bonds is in any doubt as to the action it should take, it is recommended that such holder seek its own financial and legal advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. None of Peru, the joint dealer managers or the Information and Exchange Agent makes any recommendation as to whether holders of Eligible Bonds should tender or exchange Eligible Bonds or participate in the Offers.

This announcement contains forward-looking statements and information that is necessarily subject to risks, uncertainties and assumptions. No assurance can be given that the transactions described herein will be consummated or as to the terms of any such transactions. Peru assumes no obligation to update or correct the information contained in this announcement.

SOURCE The Republic of Peru

5

Annex IV

Form of Exchange Consideration Press Release

Republic of Peru Announces Exchange Consideration

LIMA, Peru, [●] [●], 2025 /PRNewswire/ — The Republic of Peru (“Peru”) announced earlier today the commencement of offers to (i) exchange certain of Peru’s outstanding U.S. dollar-denominated bonds (the “Eligible USD Bonds”) for a new series of U.S. dollar-denominated global bonds due 2036 (the “New Bonds”) (collectively, the “Exchange Offers” and each, an “Exchange Offer”) and/or (ii) purchase for cash the Eligible USD Bonds and certain of Peru’s outstanding Euro-denominated bonds (the “Eligible EUR Bonds”) (collectively, the “Cash Tender Offers” and each, a “Cash Tender Offer”). The Eligible USD Bonds and the Eligible EUR Bonds are referred to collectively herein as the “Eligible Bonds.” The Exchange Offers and Cash Tender Offers are referred to collectively herein as the “Offers.” The Offers are being conducted upon terms and subject to certain conditions set forth in the prospectus supplement dated [●] [●], 2025 (the “Prospectus Supplement”) and the accompanying prospectus (the “Prospectus”).

Peru has now priced the New Bonds being concurrently offered for cash, and accordingly, pursuant to the Prospectus Supplement, Peru hereby announces the exchange consideration (the “Exchange Consideration”) and coupon for the New Bonds in the Exchange Offers. The Exchange Consideration offered for each U.S.$1,000 principal amount of Eligible USD Bonds in the Exchange Offers is provided in the table below, along with the previously announced price payable per U.S.$1,000 principal amount for each series of Eligible USD Bonds (and price payable per €1,000 principal amount for each series of Eligible EUR Bonds) in the Cash Tender Offers (the “Purchase Price”). The coupon for the New Bonds is [●]%.

Series of Eligible USD Bonds	Purchase Price(1)			Exchange Consideration(1)
7.350% USD-Denominated Global Bonds due 2025	$	[	●]	$	[	●]
2.392% USD-Denominated Global Bonds due 2026	$	[	●]	$	[	●]
4.125% USD-Denominated Global Bonds due 2027	$	[	●]	$	[	●]
2.844% USD-Denominated Global Bonds due 2030	$	[	●]	$	[	●]
2.783% USD-Denominated Global Bonds due 2031	$	[	●]	$	[	●]

(1)

Per U.S.$1,000 principal amount of Eligible USD Bonds validly tendered and accepted for exchange or purchase. Holders whose Eligible USD Bonds are validly tendered and accepted for exchange or purchase pursuant to the Offers will also receive accrued interest on their Eligible USD Bonds as announced earlier today, which will be paid in U.S. dollars.

6

Series of Eligible EUR Bonds	Purchase Price(1)
2.750% EUR-Denominated Global Bonds due 2026	€	[	●]
3.750% EUR-Denominated Global Bonds due 2030	€	[	●]

(1)

Per €1,000 principal amount of Eligible EUR Bonds validly tendered and accepted for purchase. Holders whose Eligible EUR Bonds are validly tendered and accepted for purchase pursuant to the Cash Tender Offers will also receive accrued interest on their Eligible EUR Bonds as announced earlier today, which will be paid in euros.

Each Exchange Offer and Cash Tender Offer is made as a separate, independent offer. Peru reserves the right, in its sole and absolute discretion, not to accept some or all Eligible Bonds tendered in any Exchange Offer or Cash Tender Offer in respect of one or more series of Eligible Bonds, and any Offer may be subject to proration at the sole discretion of Peru. In addition, Peru reserves the right, in its sole and absolute discretion, to modify in any manner, any of the terms and conditions of the Offers.

The Exchange Consideration for each series of Eligible USD Bonds was determined by dividing the Purchase Price for the applicable series of Eligible USD Bonds by the issue price of the New Bonds being concurrently offered for cash, which was [●]%.

Peru is making the Offers only in those jurisdictions where it is legal to do so. The Offers are void in all jurisdictions where such Offers are prohibited. If materials relating to the Offers come into your possession, you are required by Peru to inform yourself of and to observe all of these restrictions.

Peru has filed a registration statement (including the Prospectus) and the Prospectus Supplement with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the Prospectus in that registration statement and other documents Peru has filed with the SEC for more complete information about Peru and the Offers. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. Alternatively, Peru or any participating joint dealer manager will arrange to send you the Prospectus or the Prospectus Supplement if you request it by calling BNP Paribas Securities Corp. at +1 (888) 210-4358, Citigroup Global Markets Inc. at +1 (800) 558-3745, HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM or Santander US Capital Markets LLC at +1 (855) 404-3636.

The materials relating to the Offers do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law.

7

FURTHER INFORMATION

The Information and Exchange Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

United States of America

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (855) 654-2015

Email: contact@gbsc-usa.com

https://www.gbsc-usa.com/peru

The Issuer for the Offers is:

Ministerio de Economía y Finanzas del Perú

Jr. Junín No. 319

Lima, Perú

Email: subastas@mef.gob.pe

DISCLAIMER

The Prospectus Supplement and accompanying Prospectus is not for release, publication or distribution to any person located or resident in any jurisdiction where it is unlawful to distribute the Prospectus Supplement and accompanying Prospectus. Persons into whose possession the Prospectus Supplement and accompanying Prospectus comes are required by Peru, the joint dealer managers and the Information and Exchange Agent to inform themselves about, and to observe, any such restrictions.

This announcement is neither an offer to purchase nor the solicitation of an offer to sell any of the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Offers are made solely pursuant to the Prospectus Supplement dated the date hereof and the accompanying Prospectus.

The New Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (11) or Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”).

8

Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Bonds or otherwise making them available to retail investors in the EEA has been prepared; therefore, offering or selling the New Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Prospectus Supplement has been prepared on the basis that any offer of New Bonds in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of New Bonds.

This announcement must be read in conjunction with the Prospectus Supplement and accompanying Prospectus. This announcement and the Prospectus Supplement and accompanying Prospectus contain important information which should be read carefully before any decision is made with respect to any Offer. If any holder of Eligible Bonds is in any doubt as to the action it should take, it is recommended that such holder seek its own financial and legal advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. None of Peru, the joint dealer managers or the Information and Exchange Agent makes any recommendation as to whether holders of Eligible Bonds should tender or exchange Eligible Bonds or participate in the Offers.

This announcement contains forward-looking statements and information that is necessarily subject to risks, uncertainties and assumptions. No assurance can be given that the transactions described herein will be consummated or as to the terms of any such transactions. Peru assumes no obligation to update or correct the information contained in this announcement.

SOURCE The Republic of Peru

9

Annex IV

Form of Results Press Release

Republic of Peru Announces Results of Exchange and Tender Offers

LIMA, Peru, [●] [●], 2025 /PRNewswire/ — The Republic of Peru (“Peru”), in accordance with its previously-announced offers to (i) exchange certain of Peru’s outstanding U.S. dollar-denominated bonds (the “Eligible USD Bonds”) for a new series of U.S. dollar-denominated global bonds (the “New Bonds”) (collectively, the “Exchange Offers” and each, an “Exchange Offer”) and/or (ii) purchase for cash the Eligible USD Bonds and certain of Peru’s outstanding Euro-denominated bonds (the “Eligible EUR Bonds”) (collectively, the “Cash Tender Offers” and each, a “Cash Tender Offer”), in each case as set forth in the tables below, today announced that the Exchange Offers and Cash Tender Offers expired as scheduled at 5:00 p.m. New York City time, on [●] [●], 2025. The Eligible USD Bonds and the Eligible EUR Bonds are referred to collectively herein as the “Eligible Bonds.” The Exchange Offers and Cash Tender Offers are referred to collectively herein as the “Offers.” The Offers are being conducted upon terms and subject to certain conditions set forth in the prospectus supplement dated [●] [●], 2025 (the “Prospectus Supplement”) and the accompanying prospectus (the “Prospectus”), and the press release issued on [●] [●], 2025. Capitalized terms used but not defined in this press release have the meanings specified in the Prospectus Supplement.

Eligible USD Bonds	Aggregate Principal Amount Tendered in the Exchange Offers			Aggregate Principal Amount Tendered and Accepted in the Exchange Offers
7.350% USD-Denominated Global Bonds due 2025	USD$	[	●]	USD$	[	●]
2.392% USD-Denominated Global Bonds due 2026	USD$	[	●]	USD$	[	●]
4.125% USD-Denominated Global Bonds due 2027	USD$	[	●]	USD$	[	●]
2.844% USD-Denominated Global Bonds due 2030	USD$	[	●]	USD$	[	●]
2.783% USD-Denominated Global Bonds due 2031	USD$	[	●]	USD$	[	●]

Eligible USD Bonds	Aggregate Principal Amount Tendered in the Cash Tender Offers			Aggregate Principal Amount Tendered and Accepted in the Cash Tender Offers
7.350% USD-Denominated Global Bonds due 2025	USD$	[	●]	USD$	[	●]
2.392% USD-Denominated Global Bonds due 2026	USD$	[	●]	USD$	[	●]
4.125% USD-Denominated Global Bonds due 2027	USD$	[	●]	USD$	[	●]

1

Eligible USD Bonds	Aggregate Principal Amount Tendered in the Cash Tender Offers			Aggregate Principal Amount Tendered and Accepted in the Cash Tender Offers
2.844% USD-Denominated Global Bonds due 2030	USD$	[	●]	USD$	[	●]
2.783% USD-Denominated Global Bonds due 2031	USD$	[	●]	USD$	[	●]

Eligible EUR Bonds	Aggregate Principal Amount Tendered in the Cash Tender Offers			Aggregate Principal Amount Tendered and Accepted in the Cash Tender Offers
2.750% EUR-Denominated Global Bonds due 2026	€	[	●]	€	[	●]
3.750% EUR-Denominated Global Bonds due 2030	€	[	●]	€	[	●]

The Exchange Consideration and Purchase Price in the Offers were set forth in a previous press release. The Settlement Date for the Offers is expected to be [●] [●], 2025.

The tables above set forth, for each series of Eligible USD Bonds, the aggregate principal amount tendered and accepted in the Exchange Offers, and for each series of Eligible Bonds, the aggregate principal amounts tendered and accepted in the Cash Tender Offers.

Peru is making the Offers only in those jurisdictions where it is legal to do so. The Offers are void in all jurisdictions where such Offers are prohibited. If materials relating to the Offers come into your possession, you are required by Peru to inform yourself of and to observe all of these restrictions.

Peru has filed a registration statement (including the Prospectus) and the Prospectus Supplement with the Securities and Exchange Commission (the “SEC”). The Offers were made solely pursuant to the Prospectus Supplement and the accompanying Prospectus. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. Alternatively, Peru or any participating joint dealer manager will arrange to send you the Prospectus or the Prospectus Supplement if you request it by calling BNP Paribas Securities Corp. at +1 (888) 210-4358, Citigroup Global Markets Inc. at +1 (800) 558-3745, HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM or Santander US Capital Markets LLC at +1 (855) 404-3636.

The materials relating to the Offers do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law.

2

FURTHER INFORMATION

The Tender, Exchange and Information Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

United States of America

Attention: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free: (855) 654-2015

Email: contact@gbsc-usa.com

https://gbsc-usa.com/eligibility/peru

The Issuer for the Offers is:

Ministerio de Economía y Finanzas del Perú

Jr. Junín No. 319

Lima, Perú

Email: subastas@mef.gob.pe

DISCLAIMER

The Prospectus Supplement and accompanying Prospectus are not for release, publication or distribution to any person located or resident in any jurisdiction where it is unlawful to distribute the Prospectus Supplement and accompanying Prospectus. Persons into whose possession the Prospectus Supplement and accompanying Prospectus come are required by Peru, the joint dealer managers and the Information and Exchange Agent to inform themselves about, and to observe, any such restrictions.

This announcement is neither an offer to purchase nor the solicitation of an offer to sell any of the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

3

This announcement contains forward-looking statements and information that is necessarily subject to risks, uncertainties and assumptions. The offers are subject to conditions precedent, and no assurance can be given that the transactions described herein will be consummated on the dates or the terms described herein. Peru assumes no obligation to update or correct the information contained in this announcement.

SOURCE The Republic of Peru

4